As filed with the Securities and Exchange Commission on September 14, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

THE MIDDLEBY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	36-3352497
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1400 Toastmaster Drive, Elgin, IL	60120
(Address of Principal Executive Offices)	(Zip Code)

1998 STOCK INCENTIVE PLAN

1989 STOCK INCENTIVE PLAN

2003 DIRECTORS’ OPTION PLAN

2000 DIRECTORS’ OPTION PLAN

1996 DIRECTORS’ OPTION PLAN

(Full title of the plans)

Mr. Timothy J. Fitzgerald, Vice President and Chief Financial Officer

THE MIDDLEBY CORPORATION

1400 Toastmaster Drive

Elgin, Illinois 60120

(Name and address of agent for service)

(847) 741-3300

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

			Proposed		Proposed
Title of	Amount		maximum		maximum		Amount of
securities to	to be		offering price		aggregate		registration
be registered	registered (a)		per share		offering price		fee

Common Stock,
$.01 par value	168,840 shares	(b)	$66.61	(c)	$11,246,432.40	(d)	$1,323.71	(e)

Common Stock,
$.01 par value	100,000 shares	(f)	$53.930		$5,393,000.00	(g)	$634.76	(e)

Common Stock,
$.01 par value	383,000 shares	(h)	$18.470		$7,074,010.00	(i)	$832.62	(e)

Common Stock,
$.01 par value	76,650 shares	(j)	$10.510		$805,591.50	(k)	$94.82	(e)

Common Stock,
$.01 par value	192,000 shares	(l)	$5.900		$1,132,800.00	(m)	$133.33	(e)

Common Stock,
$.01 par value	1,500 shares	(n)	$5.250		$7,875.00	(o)	$0.93	(e)

Common Stock,
$.01 par value	6,000 shares	(p)	$10.510		$63,060.00	(q)	$7.43	(e)

Common Stock,
$.01 par value	15,000 shares	(r)	$7.500		$112,500.00	(s)	$13.25	(e)

Common Stock,
$.01 par value	350,000 shares	(t)	$66.61		$23,313,500.00	(d)	$2,744.00	(e)

Common Stock,
$.01 par value	81,948 shares	(u)	$66.61		$5,548,556.28	(d)	$642.47	(e)

Common Stock,
$.01 par value	156,900 shares	(v)	$66.61		$10,451,109.00	(d)	$1,230.10	(e)

Total Registration Fee:							$7,657.42

(a)                                   Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the Plans.

(b)                                  Represents the maximum number of shares not yet granted but remaining reserved for issuance under the provisions of the 1998 Stock Incentive Plan.

(c)                                   The Option Price of each Option granted under the 1998 Stock Incentive Plan shall be 100% of the fair market value of the underlying shares on the applicable date of grant.

(d)                                  Estimated solely for purposes of calculating the registration fee and based on the average high and low prices of the Company’s Common Stock on September 8, 2005 as reported in the Nasdaq National Market pursuant to Rule 457(c).

(e)                                   Registration Fee computed pursuant to Rule 457(h)(1).

(f)                                    Represents the maximum number of shares which could be purchased upon exercise of all options granted on February 28, 2005 under the provisions of the 1998 Stock Incentive Plan.

(g)                                   Represents the aggregate offering price for the options granted on February 28, 2005.

(h)                                  Represents the maximum number of shares which could be upon exercise of all options granted on October 23, 2003 under the provisions of the 1998 Stock Incentive Plan.

(i)                                     Represents the aggregate offering price for the options granted on October 23, 2003.

(j)                                     Represents the maximum number of shares which could be upon exercise of all options granted on March 5, 2003 under the provisions of the 1998 Stock Incentive Plan.

(k)                                  Represents the aggregate offering price for the options granted on March 5, 2003.

(l)                                     Represents the maximum number of shares which could be upon exercise of all options granted on February 26, 2002 under the provisions of the 1998 Stock Incentive Plan.

(m)                               Represents the aggregate offering price for the options granted on February 26, 2002.

(n)                                  Represents the maximum number of shares which could be upon exercise of all remaining options granted under the provisions of the 1989 Stock Incentive Plan, all of which were granted on November 1, 1996.

(o)                                  Represents the aggregate offering price for the options granted on November 1, 1996.

(p)                                 Represents the maximum number of shares which could be upon exercise of all options granted under the provisions of the 2003 Directors’ Option Plan.

(q)                                  Represents the aggregate offering price for the options granted on March 5, 2003.

(r)                                    Represents the maximum number of shares which could be upon exercise of all options granted under the provisions of the 1996 Directors’ Option Plan.

(s)                                   Represents the aggregate offering price for the options granted on February 14, 1996.

(t)                                    Represents the shares of restricted stock granted under the 1998 Stock Incentive Plan.

(u)                                  Represents the shares of stock which have been purchased since June 1, 2003 by persons not currently affiliates of the Company upon exercise of options granted under one or more of the Plans.

(v)                                  Represents the shares of stock which have been purchased by persons who are currently affiliates of the Company upon exercise of options granted under one or more of the Plans.

EXPLANATORY NOTE

Certain participants in the Plans being registered by this Registration Statement have, prior to the date of this Registration Statement on Form S-8, purchased shares of Company Common Stock by exercising options granted pursuant to the Plans or have received grants of restricted Company Common Stock.  As such, under cover of this Registration Statement on Form S-8 is our reoffer prospectus prepared in accordance with Instruction C of Form S-8 which may be utilized for reofferings and resales on a continuous or a delayed basis in the future for up to an aggregate of 1,270,848 shares of Company Common Stock that have been issued pursuant to the Plans and may be deemed to be “control securities” or “restricted securities.”

PART I

INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

The following reoffer prospectus filed as part of this Registration Statement has been prepared in accordance with General Instruction C of Form S-8 and, pursuant thereto, may be used for reofferings and resales of the shares of Company Common Stock registered hereby.  The reoffer prospectus is for use in reoffering and reselling shares of Company Common Stock that may be deemed to be “control securities” or “restricted securities” under the Securities Act of 1933.

REOFFER PROSPECTUS

1,270,848 shares of Common Stock of
The Middleby Corporation issued pursuant to

1998 STOCK INCENTIVE PLAN
(the “1998 Plan”)

1989 STOCK INCENTIVE PLAN
(the “1989 Plan”)

2003 DIRECTORS’ OPTION PLAN
(the “2003 Plan”)

2000 DIRECTORS’ OPTION PLAN
(the “2000 Plan”)

1996 DIRECTORS’ OPTION PLAN
(the “1996 Plan”)

(collectively, the “Plans”)

This reoffer prospectus relates to 1,270,848 shares of common stock, par value $.01 per share (the “Common Stock”), of The Middleby Corporation, a Delaware corporation (“Middleby” or the “Company”). The shares of Common Stock may be offered and resold from time to time by certain stockholders of the Company (the “Selling Stockholders”) described under the caption “Selling Stockholders” in this reoffer prospectus. The Selling Stockholders are current or former employees, officers and directors who acquired the shares of Common Stock as compensation for services performed for the Company.

The sales may occur in transactions on The Nasdaq National Market, in privately negotiated transactions or a combination of such methods of sale, at market prices prevailing at the time of sale or at negotiated prices. None of the proceeds from the sale of the shares of Common Stock by the Selling Stockholders will be received by the Company. All expenses incurred in connection with the preparation and filing of this reoffer prospectus and the related registration statement will be paid by the Company. The Selling Stockholders will pay the other costs, if any, associated with the sale of the shares.

The shares of Common Stock are “control securities” and/or “restricted securities” under the Securities Act of 1933, as amended (the “Securities Act”) before their sale under this reoffer prospectus. This reoffer prospectus has been prepared for the purpose of registering the shares under the Securities Act to allow for future sales by the Selling Stockholders, on a continuous or delayed basis, to the public without restriction. Each Selling Stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act. Any commission received by a broker or a dealer in connection with resales of the shares may be deemed to be underwriting commissions or discounts under the Securities Act.

Our Common Stock is listed on The Nasdaq National Market under the symbol “MIDD.”  On September 8, 2005, the closing price for our Common Stock on The Nasdaq National Market was $67.55 per share.

Carefully read the section named “Risk Factors” beginning on page 4 of this reoffer prospectus for information that should be considered before investing in our Common Stock.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. It is illegal for any person to tell you otherwise.

The date of this prospectus is September 14, 2005.

You should rely only on the information contained or incorporated by reference in this reoffer prospectus. We have not authorized anyone, including the Selling Stockholders, to provide you with any information that differs from the information in this reoffer prospectus. The Selling Stockholders are not making an offer to sell and are not seeking to buy these securities in any jurisdiction where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date of this reoffer prospectus, regardless of the time of delivery of this reoffer prospectus or of any sale of the Common Stock.

PROSPECTUS SUMMARY

This summary highlights selected information about us and this offering. This summary is not complete and does not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the information set forth in “Risk Factors” and our consolidated financial statements and related notes and other information included elsewhere and incorporated herein by reference, before making an investment decision. In this prospectus, “Middleby,” “our company,” “we,” “us” and “our” refer to The Middleby Corporation and its subsidiaries unless the context otherwise requires.

Our Company

We are a global leader in the foodservice equipment industry. We develop, manufacture, market, distribute and service equipment used for cooking and food preparation in commercial and institutional kitchens and restaurants throughout the world. Our cooking and warming equipment is used across all types of foodservice operations, including quick-service restaurants, full-service restaurants, retail outlets, hotels and other institutions. We believe that we offer one of the broadest lines of cooking equipment in our industry. We own a portfolio of 9 brands, the majority having leadership positions in their respective markets, such as Pitco®, Blodgett®, Middleby Marshall®, Southbend®, MagiKitch’n® and Toastmaster®. For the fiscal year ended January 1, 2005, we generated net sales of $271.1 million and net income of $23.6 million. For the three months ended April 2, 2005, we generated net sales of $74.9 million and net income of $6.3 million.

We operate two principal business divisions, the Cooking Systems Group and the International Distribution Division.

Our Cooking Systems Group comprises our worldwide manufacturing operations. The division’s principal product groups include:

•       Core Cooking Equipment Product Group:  Manufactures equipment that is central to most restaurant kitchens. The products offered by this group include ranges, convection ovens, baking ovens, proofers, broilers, fryers, combi-ovens, charbroilers and steam equipment. These products are marketed under the Blodgett®, Pitco Frialator®, Southbend®, MagiKitch’n® and Nu-Vu® brands.

•       Conveyor Oven Equipment Product Group:  Manufactures ovens that are desirable for high volume applications, providing for high levels of production and efficiency while allowing a restaurant owner to retain flexibility in menu offerings. Conveyor oven equipment allows for simplification of the food preparation process, which in turn provides for labor savings opportunities and a greater consistency of the final product. Conveyor oven equipment products are marketed under the Middleby Marshall®, Blodgett® and CTX® brands.

•       Counterline Cooking Equipment Product Group:  Manufactures predominantly light and medium-duty electric equipment, including pop-up and conveyor toasters, hot food servers, foodwarmers and griddles marketed under the Toastmaster® brand name.

•       International Specialty Equipment Product Group:  Provides reduced-cost manufacturing capabilities in the Philippines. The group is a leading supplier of specialty equipment in the Asian markets, including fryers and counterline equipment, as well as component parts for our domestic operations.

Our International Distribution Division operates under the Middleby Worldwide trade name. This division provides integrated export management and distribution services. The division distributes our product lines and certain non-competing complementary product lines of other manufacturers throughout the world. We offer customers a broad package of kitchen equipment, delivered and installed in over 100 countries. For a local country distributor or dealer, the division provides centralized sourcing of a broad line of equipment with complete export management services, including export documentation, freight forwarding, equipment warehousing and consolidation, installation, warranty service and parts support.

Our end-user customer base includes many of the world’s leading quick-service restaurant chains, full-service restaurants, retail outlets, hotels and institutional customers for foodservice equipment. Our domestic sales occur primarily through independent dealers and distributors and are marketed by our sales personnel and network of independent manufacturers’ representatives. Our international sales occur through a combined network of independent and company-owned distributors. We have six manufacturing and distribution facilities, which include five in North America and one in the Philippines, and maintain sales and/or distribution offices in Canada, China, India, South Korea, Mexico, the Philippines, Spain, Taiwan and the United Kingdom.

Company Information

Our common stock trades on The Nasdaq National Market under the symbol  “MIDD.”

We were founded in 1888 as Middleby Marshall Oven Company, a manufacturer of baking ovens.  Our principal executive offices are located at 1400 Toastmaster Drive, Elgin, Illinois 60120, and our telephone number is (847) 741-3300. Our corporate website is located at www.middleby.com. Information contained on our website is not a part of this prospectus.

RISK FACTORS

An investment in shares of our common stock involves risks. You should carefully consider the risks described below in addition to the other information contained in or incorporated by reference into this prospectus before buying shares of our common stock in this offering. We believe the risks and uncertainties described below and in “Special Note Regarding Forward-Looking Statements” are the material risks we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may impair our business operations. If any of the following risks actually occurs, our business, results of operations and financial condition could be materially adversely affected, and the trading price of our common stock could decline.

Our level of indebtedness could adversely affect our business, results of operations and growth strategy.

We now have and may continue to have a significant amount of debt. At April 2, 2005, we had $138.5 million of borrowings and $3.9 million in letters of credit outstanding. To the extent we require capital resources, there can be no assurance that such funds will be available on favorable terms, or at all. The unavailability of funds could have a material adverse effect on our financial condition, results of operations and ability to expand our operations.

Our level of indebtedness could adversely affect us in a number of ways, including the following:

•       we may be unable to obtain additional financing for working capital, capital expenditures, acquisitions and other general corporate purposes;

•       a significant portion of our cash flow from operations must be dedicated to debt service, which reduces the amount of cash we have available for other purposes;

•       we may be more vulnerable to a downturn in our business or economic and industry conditions;

•       we may be disadvantaged as compared to our competitors, such as in our ability to adjust to changing market conditions, as a result of the significant amount of debt we owe; and

•       we may be restricted in our ability to make strategic acquisitions and to pursue business opportunities.

Our current credit agreement limits our ability to conduct our business, which could negatively affect our ability to finance future capital needs and engage in other business activities.

The covenants in our existing credit agreement contain a number of significant limitations on our ability to, among other things:

•       pay dividends;

•       incur additional indebtedness;

•       create liens on our assets;

•       engage in new lines of business;

•       make investments;

•       make capital expenditures and enter into leases; and

•       acquire or dispose of assets.

These restrictive covenants, among others, could negatively affect our ability to finance our future capital needs, engage in other business activities or withstand a future downturn in our business or the economy.

Under our current credit agreement, we are required to maintain certain specified financial ratios and meet financial tests, including certain ratios of leverage and fixed charge coverage. Our ability to comply with these requirements may be affected by matters beyond our control, and, as a result, we cannot assure you that we will be able to meet these ratios and tests. A breach of any of these covenants would prevent us from being able to draw under our revolver and would result in a default under our credit agreement. In the event of a default under our current credit agreement, the lenders could terminate their commitments and declare all amounts borrowed, together with accrued interest and other fees, to be due and payable. Borrowings under other debt instruments that contain cross-acceleration or cross-default provisions may also be accelerated and become due and payable. We may be unable to pay these debts in these circumstances.

Competition in the foodservice equipment industry is intense and could impact our results of operations and cash flows.

We operate in a highly competitive industry. In our business, competition is based on product features and design, brand recognition, reliability, durability, technology, energy efficiency, breadth of product offerings, price, customer relationships, delivery lead times, serviceability and after-sale service. We have a number of competitors in each product line that we offer. Many of our competitors are substantially larger and enjoy substantially greater financial, marketing, technological and personnel resources. These factors may enable them to develop similar or superior products, to provide lower cost products and to carry out their business strategies more quickly and efficiently than we can. In addition, some competitors focus on particular product lines or geographical regions or emphasize their local manufacturing presence or local market knowledge. Some competitors have different pricing structures and may be able to deliver their products at lower prices. Although we believe that the performance and price characteristics of our products will provide competitive solutions for our customers’ needs, there can be no assurance that our customers will continue to choose our products over products offered by our competitors.

Further, the market for our products is characterized by changing technology and evolving industry standards. Our ability to compete in the past has depended in part on our ability to develop innovative new products and bring them to market more quickly than our competitors. Our ability to compete successfully will depend, in large part, on our ability to enhance and improve our existing products, to continue to bring innovative products to market in a timely fashion, to adapt our products to the needs and standards of our customers and potential customers and to continue to improve operating efficiencies and lower manufacturing costs. Moreover, competitors may develop technologies or products that render our products obsolete or less marketable. If our products, markets and services are not competitive, our business, financial condition and operating results will be materially harmed.

We are subject to risks associated with developing products and technologies, which could delay product introductions and result in significant expenditures.

We continually seek to refine and improve upon the performance, utility and physical attributes of our existing products and to develop new products. As a result, our business is subject to risks associated with new product and technological development, including unanticipated technical or other problems. The occurrence of any of these risks could cause a substantial change in the design, delay in the development, or abandonment of new technologies and products. Consequently, there can be no assurance that we will develop new technologies superior to our current technologies or successfully bring new products to market. Additionally, there can be no assurance that new technologies or products, if developed, will meet our current price or performance objectives, be developed on a timely basis or prove to be as effective as products based on other technologies. The inability to successfully complete the development of a product, or a determination by us, for financial, technical or other reasons, not to complete development of a product, particularly in instances in which we have made significant expenditures, could have a material adverse effect on our financial condition and operating results.

Our revenues and profits will be adversely affected if we are unable to expand our product offerings, retain our current customers, or attract new customers.

The success of our business depends, in part, on our ability to maintain and expand our product offerings and our customer base. Our success also depends on our ability to offer competitive prices and services in a price sensitive business. Many of our larger restaurant chain customers have multiple sources of supply for their equipment purchases and periodically approve new competitive equipment as an alternative to our products for use within their restaurants. We cannot assure you that we will be able to continue to expand our product lines, or that we will be able to retain our current customers or attract new customers. We also cannot assure you that we will not lose customers to low-cost competitors with comparable or superior products and services. If we fail to expand our product offerings, or lose a substantial number of our current customers or substantial business from current customers, or are unable to attract new customers, our business, financial condition and results of operations will be adversely affected.

We have depended, and will continue to depend, on key customers for a material portion of our revenues. As a result, changes in the purchasing patterns of such key customers could adversely impact our operating results.

Our growth is strongly influenced by the growth of our key customers, many of which are large restaurant chains. The number of new store openings by these chains can vary from quarter to quarter depending on internal growth plans, overall economic conditions, construction, seasonality and other factors. If any of these chains were to conclude that the market for its type of restaurant has become saturated, it could open fewer or no new restaurants. In addition, during an economic downturn, key customers could both open fewer restaurants and defer purchases of new equipment for existing restaurants. Either of these conditions could have a material adverse effect on our financial condition and results of operations.

Price changes in some materials and sources of supply could affect our profitability.

We use large amounts of stainless steel, aluminized steel and other commodities in the manufacture of our products. The price of steel increased significantly during 2004 and has continued to increase in 2005, which will result in increased costs to us in 2005. The significant increase in the price of steel or any other commodity that we are not able to pass on to our customers would adversely affect our operating results. In addition, an interruption in or the cessation of an important supply by any third party and our inability to make alternative arrangements in a timely manner, or at all, could have a material adverse effect on our business, financial condition and operating results.

Our acquisition, investment and alliance strategy involves risks. If we are unable to effectively manage these risks, our business will be materially harmed.

To achieve our strategic objectives, we may in the future seek to acquire or invest in other companies, businesses or technologies. Acquisitions entail numerous risks, including the following:

•       difficulties in the assimilation of acquired businesses or technologies;

•       diversion of management’s attention from other business concerns;

•       potential assumption of unknown material liabilities;

•       failure to achieve financial or operating objectives; and

•       loss of customers or key employees.

We may not be able to successfully integrate any operations, personnel, services or products that we have acquired or may acquire in the future.

We may seek to expand or enhance some of our operations by forming joint ventures or alliances with various strategic partners throughout the world. Entering into joint ventures and alliances also entails risks, including difficulties in developing and expanding the businesses of newly formed joint ventures, exercising influence over the activities of joint ventures in which we do not have a controlling interest and potential conflicts with our joint venture or alliance partners.

Expansion of our operations internationally involves special challenges that we may not be able to meet. Our failure to meet these challenges could adversely affect our business, financial condition and operating results.

We plan to continue to expand our operations internationally. We face certain risks inherent in doing business in international markets. These risks include:

•       becoming subject to extensive regulations and oversight, tariffs and other trade barriers;

•       reduced protection for intellectual property rights;

•       difficulties in staffing and managing foreign operations; and

•       potentially adverse tax consequences.

In addition, we will be required to comply with the laws and regulations of foreign governmental and regulatory authorities of each country in which we conduct business.

We cannot assure you that we will be able to succeed in marketing our products and services in international markets. We may also experience difficulty in managing our international operations because of, among other things, competitive conditions overseas, management of foreign exchange risk, established domestic markets, language and cultural differences and economic or political instability. Any of these factors could have a material adverse effect on the success of our international operations and, consequently, on our business, financial condition and operating results.

We may not be able to adequately protect our intellectual property rights, and this inability may materially harm our business.

We rely primarily on trade secret, copyright, service mark, trademark and patent law and contractual protections to protect our proprietary technology and other proprietary rights. We have filed numerous patent applications covering our technology. Notwithstanding the precautions we take to protect our intellectual property rights, it is possible that third parties may copy or otherwise obtain and use our proprietary technology without authorization or may otherwise infringe on our rights. In some cases, including a number of our most important products, there may be no effective legal recourse against duplication by competitors. We are currently involved in a dispute associated with the development of cooking technology with Enersyst Development Center, LLC, which was acquired by TurboChef Technologies, Inc. in 2004. We have instituted arbitration proceedings with respect to this dispute and intend to litigate the matter vigorously. In the future we may have to rely on litigation to enforce our intellectual property rights, protect our trade secrets, determine the validity and scope of the proprietary rights of others or defend against claims of infringement or invalidity. Any such litigation, whether successful or unsuccessful, could result in substantial costs to us and diversions of our resources, either of which could adversely affect our business.

Any infringement by us on patent rights of others could result in litigation and adversely affect our ability to continue to provide, or could increase the cost of providing, our products and services.

Patents of third parties may have an important bearing on our ability to offer some of our products and services. Our competitors, as well as other companies and individuals, may obtain, and may be expected to obtain in the future, patents related to the types of products and services we offer or plan to offer. We cannot assure you that we are or will be aware of all patents containing claims that may pose a risk of infringement by our products and services. In addition, some patent applications in the United States are confidential until a patent is issued and, therefore, we cannot evaluate the extent to which our products and services may be covered or asserted to be covered by claims contained in pending patent applications. In general, if one or more of our products or services were to infringe patents held by others, we may be required to stop developing or marketing the products or services, to obtain licenses from the holders of the patents to develop and market the services, or to redesign the products or services in such a way as to avoid infringing on the patent claims. We cannot assess the extent to which we may be required in the future to obtain licenses with respect to patents held by others, whether such licenses would be available or, if available, whether we would be able to obtain such licenses on commercially reasonable terms. If we were unable to obtain such licenses, we also may not be able to redesign our products or services to avoid infringement, which could materially adversely affect our business, financial condition and operating results.

We may be the subject of product liability claims or product recalls, and we may be unable to obtain or maintain insurance adequate to cover potential liabilities.

Product liability is a significant commercial risk for us. Our business exposes us to potential liability risks that arise from the manufacture, marketing and sale of our products. In addition to direct expenditures for damages, settlement and defense costs, there is a possibility of adverse publicity as a result of product liability claims. Some plaintiffs in some jurisdictions have received substantial damage awards against companies based upon claims for injuries allegedly caused by the use of their products. In addition, it may be necessary for us to recall products that do not meet approved specifications, which could result in adverse publicity as well as costs connected to the recall and loss of revenue.

We cannot assure you that a product liability claim or series of claims brought against us would not have an adverse effect on our business, financial condition or results of operations. If any claim is brought against us, regardless of the success or failure of the claim, we cannot assure you that we will be able to obtain or maintain product liability insurance in the future on acceptable terms or with adequate coverage against potential liabilities or the cost of a recall.

An increase in warranty expenses could adversely affect our financial performance.

We offer purchasers of our products warranties covering workmanship and materials typically for one year and, in certain circumstances, for periods of up to ten years, during which period we or an authorized service representative will make repairs and replace parts that have become defective in the course of normal use. We estimate and record our future warranty costs based upon past experience. These warranty expenses may increase in the future and may exceed our warranty reserves, which, in turn, could adversely affect our financial performance.

We are subject to currency fluctuations and other risks from our operations outside the United States.

We have manufacturing operations located in Asia and distribution operations in Asia, Europe and Latin America. Our operations are subject to the impact of economic downturns, political instability and foreign trade restrictions, which may adversely affect our business, financial condition and operating results. We anticipate that international sales will continue to account for a significant portion of consolidated net sales in the foreseeable future. Some sales by our foreign operations are in local currency, and an increase in the relative value of the U.S. dollar against such currencies would lead to a reduction in consolidated sales and earnings. Additionally, foreign currency exposures are not fully hedged, and there can be no assurances that our future results of operations will not be adversely affected by currency fluctuations.

We are subject to potential liability under environmental laws.

Our operations are regulated under a number of federal, state and local environmental laws and regulations that govern, among other things, the discharge of hazardous materials into the air and water as well as the handling, storage and disposal of these materials. Compliance with these environmental laws and regulations is a significant consideration for us because we use hazardous materials in our manufacturing processes. In addition, because we are a generator of hazardous wastes, even if we fully comply with applicable environmental laws, we may be subject to financial exposure for costs associated with an investigation and remediation of sites at which we have arranged for the disposal of hazardous wastes if these sites become contaminated. In the event of a violation of environmental laws, we could be held liable for damages and for the costs of remedial actions. Environmental laws could also become more stringent over time, imposing greater compliance costs and increasing risks and penalties associated with any violation, which could negatively affect our operating results.

Our financial performance is subject to significant fluctuations.

Our financial performance is subject to quarterly and annual fluctuations due to a number of factors, including:

•       the lengthy, unpredictable sales cycle for commercial cooking equipment;

•       the gain or loss of significant customers;

•       unexpected delays in new product introductions;

•       the level of market acceptance of new or enhanced versions of our products;

•       unexpected changes in the levels of our operating expenses;

•       competitive product offerings and pricing actions; and

•       general economic conditions.

Each of these factors could result in a material and adverse change in our business, financial condition and results of operations.

We may be unable to manage our growth.

We have recently experienced rapid growth in our business. Continued growth could place a strain on our management, operations and financial resources. There also will be additional demands on our sales, marketing and information systems and on our administrative infrastructure as we develop and offer additional products and enter new markets. We cannot assure you that our operating and financial control systems, administrative infrastructure, outsourced and internal production capacity, facilities and personnel will be adequate to support our future operations or to effectively adapt to future growth. If we cannot manage our growth effectively, our business may be harmed.

Our business could suffer in the event of a work stoppage by our unionized labor force.

Because we have a significant number of workers whose employment is subject to collective bargaining agreements and labor union representation, we are vulnerable to possible organized work stoppages and similar actions. Unionized employees accounted for approximately 19% of our workforce as of April 2, 2005. At our Elgin, Illinois facility, we have a union contract with the International Brotherhood of Teamsters that extends through April 2007. We also have a union workforce at our manufacturing facility in the Philippines under a contract that extends through June 2006. Although we believe that the current relationships between employees, union and management are good, any future strikes, employee slowdowns or similar actions by one or more unions, in connection with labor contract negotiations or otherwise, could have a material adverse effect on our ability to operate our business.

We depend significantly on our key personnel.

We depend significantly on certain of our executive officers and certain other key personnel, many of whom could be difficult to replace. While we have employment agreements with certain key executives, we cannot assure you that we will succeed in retaining this personnel or their services under existing agreements. The incapacity, inability or unwillingness of certain of these people to perform their services may have a material adverse effect on the Company. There is intense competition for qualified personnel within our industry, and we cannot assure you that we will be able to continue to attract, motivate and retain personnel with the skills and experience needed to successfully manage our business and operations.

The impact of future transactions on our common stock is uncertain.

We periodically review potential transactions related to products or product rights and businesses complementary to our business. Such transactions could include mergers, acquisitions, joint ventures, alliances or licensing agreements. In the future, we may choose to enter into such transactions at any time. The impact of transactions on the market price of a company’s stock is often uncertain, but it may cause substantial fluctuations to the market price. Consequently, you should be aware that any announcement of any such transaction could have a material adverse effect upon the market price of our common stock. Moreover, depending upon the nature of any transaction, we may experience a charge to earnings, which could be material, and could possibly have an adverse impact upon the market price of our common stock.

Future sales or issuances of equity or convertible securities could depress the market price of our common stock and be dilutive and affect our ability to raise funds through equity issuances.

If our stockholders sell substantial amounts of our common stock, including sales made pursuant to this prospectus, or we issue substantial additional amounts of our equity securities after the offering, or there is a belief that such sales or issuances could occur, the market price of our common stock could fall. These factors could also make it more difficult for us to raise funds through future offerings of equity securities.

The market price of our common stock may be subject to significant volatility.

The market price of our common stock may be highly volatile because of a number of factors, including the following:

•       actual or anticipated fluctuations in our operating results;

•       changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors;

•       the operating performance and stock price of other companies in our industry;

•       announcements by us or our competitors of new products or significant contracts, acquisitions, joint ventures or capital commitments;

•       changes in interest rates;

•       additions or departures of key personnel; and

•       future sales or issuances of our common stock.

In addition, the stock markets from time to time experience price and volume fluctuations that may be unrelated or disproportionate to the operating performance of particular companies. These broad fluctuations may adversely affect the trading price of our common stock, regardless of our operating performance.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated herein by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including statements as to expectations, beliefs, plans, objectives and future financial performance, and assumptions underlying or concerning the foregoing. We use words such as “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues” and other similar terminology. These forward-looking statements involve known and unknown risks, uncertainties and other factors, which could cause our actual results, performance or outcomes to differ materially from those expressed or implied in the forward-looking statements. The following are some of the important factors that could cause our actual results, performance or outcomes to differ materially from those discussed in the forward-looking statements:

(1)         volatility in earnings resulting from goodwill impairment losses, which may occur irregularly and in varying amounts;

(2)         variability in financing costs;

(3)         quarterly variations in operating results;

(4)         dependence on key customers;

(5)         risks associated with our foreign operations, including market acceptance and demand for our products and our ability to manage the risk associated with our exposure to foreign currency exchange rate fluctuations;

(6)         our ability to protect our trademarks, copyrights and other intellectual property;

(7)         changing market conditions;

(8)         the impact of competitive products and pricing;

(9)         the timely development and market acceptance of the Company’s products; and

(10)  the availability and cost of raw materials.

You should also consider carefully the statements set forth in the section entitled “Risk Factors” and other sections of this prospectus, and in other documents that we have incorporated by reference in this prospectus, which address additional factors that could cause results or events to differ from those set forth in the forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We have no plans to update these forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our Common Stock sold by the Selling Stockholders pursuant to this reoffer prospectus. All sales proceeds will be received by the Selling Stockholders.

SELLING STOCKHOLDERS

The 1,270,848 shares of Common Stock to which this reoffer prospectus relates are being registered for reoffers and resales by certain of our current and former directors, officers and employees named below, who acquired the shares either by exercising options to purchase Common Stock granted to them pursuant to one or more of the Plans or through grants of our Common Stock under the 1998 Plan. The Selling Stockholders may resell all, a portion, or none of the shares of Common Stock from time to time.

In addition to the persons named below, the Selling Stockholders include certain unnamed non-affiliates, each of whom holds less than the lesser of 1,000 shares or one percent (1%) of the shares of Common Stock issuable under the Plans, and who may use this reoffer prospectus for reoffers and resales of up to that amount of shares. The names of additional Selling Stockholders and the number of shares offered hereby by them may be added to this reoffer prospectus from time to time by an addendum or supplement to this reoffer  prospectus. Other persons who acquire shares of our Common Stock from the Selling Stockholders may also be identified as Selling Stockholders by means of an addendum or supplement to this prospectus.

The following table sets forth certain information with respect to the Selling Shareholders as of July 18, 2005. The inclusion in the table of the individuals named therein shall not be deemed to be an admission that any such individuals are “affiliates” of the Company. The column entitled “Shares Owned After the Offering” presumes the sale of all securities offered hereby, and is included as is required by Item 508 of Regulation S-K.

				Shares
				Owned After
			Number of	the Offering
		Number of	Shares of	Assuming the
		Shares of	Common Stock	Sale of all
		Common Stock	Covered by	Covered
		Owned Prior	This Reoffer	Shares(4)
Name of Selling Shareholder	Relationship to Registrant(1)	To Offering(2)	Prospectus(3)	Number	%
Magdy Albert	VP of Operations, Middleby Marshall	15,000	1,500	13,500	*
Dave Baker	Retired Employee	17,500	17,500	-0-	*
Selim A. Bassoul	CEO, President, Chairman of the Board	1,097,530	865,000	232,530	1.94%
Carl Buller	General Manager, Escan Sales	6,400	2,500	3,900	*
Phil Dei Dolori	Presiden, Pitco & Blodgett	80,913	70,000	10,913	*
Alvaro De La Torre	General Manager, Middleby Worldwide Europe	1,500	1,500	-0-	*
Timothy J. Fitzgerald	Chief Financial Officer	136,535	106,000	30,535	*
Ian Gale	VP Sales, Europe	3,750	3,750	-0-	*
Robert Granger	General Manager, Pitco Frialator	18,000	6,000	12,000	*
Robert Henry	Retired Board Member	99,000 (5)	21,000	78,000	1.03%
Tom Hotard	Retired Employee	5,223	5,223	-0-	*
Nazih Ibrahim	President, Southbend	10,250	10,000	250	*
Martin M. Lindsay	Corporate Treasurer	23,495	18,000	5,495	*
A. Don Lummus	Retired Board Member	38,078	6,000	32,078	*
Ed Mashamesh	Internal Auditor, Corporate	1,310	1,000	310	*
John R. Miller, III	Board Member	32,000	7,000	25,000	*
Greg Moyer	Controller, Pitco Frialator	1,000	250	750	*
Philip G. Putnam	Board Member	21,000	21,000	-0-	*
John Richardson	VP Sales, Latin America	2,500	2,500	-0-	*
David P. Riley	Retired Board Member	3,000	3,000	-0-	*
Sam Sidani	VP and General Manager, Middleby Worldwide	30,500	5,225	25,275	*
Mark A. Sieron	VP of Sales, Middleby Cooking Systems	71,100	63,900	7,200	*
Sabin C. Streeter	Board Member	27,500	7,000	20,500	*
Doug Tate	VP, Blodgett Sales	1,250	1,250	-0-	*
Jason Wang	VP of Asia Distribution	3,750	3,750	-0-	*
Robert L. Yohe	Board Member	42,000	21,000	21,000	*

(1)           If none specified, then such individual has had no material relationship with the registrant or its affiliates during the three years preceding the date of this prospectus.

(2)           Includes shares of our Common Stock owned by the Selling Stockholder as well as shares of our Common Stock which the Selling Stockholder has the right to acquire through the exercise of options including those granted under the Plans, whether or not such right has yet become exercisable.

(3)           Includes certain shares of our Common Stock acquired by the Selling Stockholder pursuant to the exercises of options granted under the Plans and certain shares of our Common Stock acquired by the Selling Stockholder pursuant to a grant of restricted stock under the 1998 Plan, as well as shares of our Common Stock which (i) those Selling Stockholders who are affiliates have the right to acquire through the exercise of options including those granted under the Plans, whether or not such right has yet become exercisable, and (ii) those Selling Stockholders who are not affiliates have acquired through the exercise since June 1, 2003 of options granted under the Plans.

(4)           Assumes the sale of all securities offered hereby, based upon 7,861,450 shares of Common Stock outstanding on July 18, 2005.

(5)           Shareholdings as of December 8, 2004 Securities and Exchange Commission Form 4 filing.

*                     Less than 1% of the shares of Common Stock outstanding on July 18, 2005.

PLAN OF DISTRIBUTION

Shares of our Common Stock being offered by the Selling Stockholders pursuant to this reoffer prospectus may be offered and sold from time to time on The Nasdaq National Market or such other markets upon which we may list shares of our Common Stock from time to time or in privately negotiated transactions or otherwise. Depending upon the method of sale, sales may be at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The Selling Stockholder may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the respective selling stockholder and/or the purchasers of the shares for whom such broker-dealers may act as agent. Such compensation as to a particular broker or dealer may be in excess of customary commissions.

In connection with their sales a Selling Stockholder and any participating broker/dealer may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act.

We are bearing all costs and expenses incurred in connection with the preparation and filing of this reoffer prospectus and the related registration statement. Any commissions or other fees payable to broker-dealers in connection with any sale of shares will be borne by the Selling Stockholder or other party selling such shares. In order to comply with certain states’ securities laws, if applicable, the shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the shares may not be sold unless the shares have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained or complied with. Sales of the shares must also be made by the Selling Stockholder in compliance with all other applicable state securities laws and regulations.

There can be no assurances that any Selling Stockholder will sell any or all of the Common Stock pursuant to this reoffer prospectus.

In addition, any shares of Common Stock covered by this reoffer prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

LEGAL MATTERS

The validity of the shares of our Common Stock offered by this reoffer prospectus and certain legal matters relating thereto will be passed upon for us by Seyfarth Shaw LLP.

EXPERTS

The consolidated financial statements, the related financial statement schedules, and management’s report on the effectiveness of internal control over financial reporting incorporated into this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended January 1, 2005 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important business and financial information to you that is not included in or delivered with this prospectus by referring you to publicly-filed documents that contain the omitted information. We provide a list of all documents we incorporate by reference in this prospectus under “Incorporation of Certain Documents by Reference” below.

You may read and copy the information that we incorporate by reference in this prospectus as well as other reports, proxy statements and other information that we file with the SEC at the public reference facility maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. In addition, we are required to file electronic versions of those materials with the SEC through the SEC’s EDGAR system. The SEC maintains a website at http://www.sec.gov that contains reports, proxy statements and other information that registrants, such as us, file electronically with the SEC.

Each person to whom a prospectus is delivered may also request a copy of those materials, free of charge, by writing us at the following address: The Middleby Corporation, 1400 Toastmaster Drive, Elgin, Illinois 60120, Attention: Investor Relations, or by telephoning us at (847) 741-3300.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus is accurate as of any date other than the date such information is presented, or, with respect to information incorporated by reference from reports or documents filed with the SEC, as of the date such report or document was filed. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We have filed with the SEC a registration statement on Form S-8 under the Securities Act covering the securities described in this reoffer prospectus. This reoffer prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits included with or incorporated by reference into the registration statement. The registration statement, including the exhibits contained or incorporated by reference therein, can be read at the SEC’s website or at the SEC offices referred to above. Any statement made in this reoffer prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Rather than include certain information in this prospectus that we have already included in documents filed with the SEC, we are incorporating this information by reference, which means that we are disclosing important information to you by referring to those publicly-filed documents that contain such information. The information incorporated by reference is considered to be part of this prospectus. Accordingly, we incorporate by reference the following documents filed with the SEC by us:

•       Quarterly Reports on Form 10-Q for the fiscal quarters ended April 2, 2005, filed on May 12, 2005, and July 2, 2005, filed on August 10, 2005;

•       Annual Report on Form 10-K for the fiscal year ended January 1, 2005, filed on March 17, 2005;

•       Current Reports on Form 8-K filed on January 10, February 18, March 3, March 4, March 8 (Items 1.01 and 1.02 only), April 7, May 5,  May 17, June 1, June 9, June 14, July 15, July 21, July 29, and August 4, 2005; and

•       Registration Statement on Form 8-A12G filed September 8, 2005, including any amendment(s) or report(s) filed for the purpose of updating such description

All documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this reoffer prospectus.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                    Incorporation of Documents by Reference.

The documents listed in (a) through (c) below are incorporated by reference in this Registration Statement, and all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents:

(a)           The Company’s annual report on Form 10-K for the year ended January 1, 2005.

(b)                                 The Company’s quarterly reports on Form 10-Q for the quarters ended April 2, 2005 and July 2, 2005.

(c)                                  The Company’s Current Reports on Form 8-K filed on January 10, February 18, March 3, March 4, March 8 (Items 1.01 and 1.02 only), April 7, May 5,  May 17, June 1, June 9, June 14, July 15, July 21, July 29, and August 4, 2005.

(d)                                 The description of the Company’s Common Stock contained on Form 8-A12G filed on September 8, 2005, and any amendment or report filed for the purpose of updating such description.

Item 4.                    Description of Securities.

Not Applicable.

Item 5.                    Interests of Named Experts and Counsel.

The validity of the shares of Common Stock offered hereby will be passed upon by Seyfarth Shaw LLP, Chicago, Illinois.

Item 6.                    Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporate Law authorizes a corporation to indemnify its directors and officers (including reimbursement for expenses incurred). The Company’s Restated Certificate of Incorporation provides that (i) the Company shall indemnify its directors, officers and other agents to the fullest extent permitted by the Delaware law, including in circumstances in which indemnification is otherwise discretionary to the Company under Delaware law, (ii) the indemnification rights granted thereby are not exclusive, and (iii) the rights of any person to indemnification provided under a provision of the Restated Articles of Incorporation existing at the time of any repeal or modification of such provision shall not be adversely affected by such repeal or modification.

The Company maintains a directors’ and officers’ liability insurance policy that, subject to the terms and conditions of the policy, insures the directors and officers of the registrant against losses up to $20,000,000 in the aggregate arising from any wrongful acts (as defined in the policy) in his or her capacity as a director or officer.  The policy reimburses the Company for amounts which the Company lawfully indemnifies or is required or permitted by law to indemnify its directors and officers in excess of $250,000.

Item 7.                    Exemption from Registration Claimed.

Not Applicable.

Item 8.                    Exhibits.

4.1	Restated Certificate of Incorporation of The Middleby Corporation, dated as of May 13, 2005, incorporated by reference to the Company’s Current Report on Form 8-K, Exhibit 3.1, filed on May 17, 2005.

4.2	Amended and Restated Bylaws of The Middleby Corporation, dated as of May 13, 2005, incorporated by reference to the Company’s Current Report on Form 8-K, Exhibit 3.2, filed on May 17, 2005.

4.3	The Middleby Corporation 1998 Stock Incentive Plan, as amended through May 11, 2005, including the forms of Incentive Stock Option Agreement and Non-Statutory Stock Option Agreement used thereunder.

4.4	The Middleby Corporation 1989 Stock Incentive Plan, as amended through February 14, 1996.

4.5

Form of Stock Option Agreement issued to non-employee directors on March 5, 2003, pursuant to action by the Board of Directors, which constitutes The Middleby Corporation 2003 Directors’ Stock Option Plan.

4.6

Form of Stock Option Agreement issued to non-employee directors on May 11, 2000, pursuant to action by the Board of Directors, which constitutes The Middleby Corporation 2000 Directors’ Stock Option Plan.

4.7	Form of Stock Option Agreement issued to non-employee directors on February 14, 1996, pursuant to action by the Board of Directors, which constitutes 1996 Directors’ Stock Option Plan.

5.1	Opinion of Seyfarth Shaw LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Seyfarth Shaw LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included herein on the signature page).

Item 9.                    Undertakings.

The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (1)(i) and 1(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elgin, State of Illinois, on the 14th day of September, 2005.

THE MIDDLEBY CORPORATION
(Company)

By:	/s/ Selim A. Bassoul
Selim A. Bassoul, President,
Chief Executive Officer and Chairman
Of the Board

The undersigned directors and officers of The Middleby Corporation, a Delaware corporation, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Selim A. Bassoul their true and lawful attorney-in-fact and agent, with full power and substitution and re-substitution, for them and in their name, place and stead, in any and all capacities, to sign any or all amendments to the Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all interests and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Selim A. Bassoul	President, Chief Executive Officer and	September 14, 2005
Selim A. Bassoul	Chairman of the Board (Principal Executive Officer)

/s/ Timothy J. Fitzgerald	Vice President and Chief Financial Officer	September 14, 2005
Timothy J. Fitzgerald	(Principal Financial and Accounting Officer)

/s/ Robert B. Lamb	Director	September 14, 2005
Robert B. Lamb

/s/ John R. Miller, III	Director	September 14, 2005
John R. Miller, III

/s/ Gordon O’Brien	Director	September 14, 2005
Gordon O’Brien

/s/ Philip G. Putnam	Director	September 14, 2005
Philip G. Putnam

/s/ Sabin C. Streeter	Director	September 14, 2005
Sabin C. Streeter

/s/ Robert L. Yohe	Director	September 14, 2005
Robert L. Yohe